SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2016
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

429 Santa Monica Blvd. Suite 230 Santa Monica, CA (Address of principal executive offices)	90401 (Zip code)
Registrant’s telephone number, including area code: (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective March 31, 2016, the Company established a credit line with access up to $275 million, featuring a $225 million base with a $50 million accordion option (the “Facility”). The Facility has a one-year maturity and replaces the company's existing $205 million credit facility. Rabobank, a global financial services firm providing wholesale and retail banking, is acting as the lead lender and administrative agent in the syndicate. A-Mark intends to use the Facility for the purchase of precious metals from suppliers and for operating cash flow purposes. Simultaneously with the effectiveness of the Facility, the Company entered into a security agreement with the banks securing the Facility with substantially all of the Company’s assets. For further information and terms, reference is made to the agreements attached as exhibits.

Item 9.01. Exhibits

(d) Exhibits:

Exhibit	Description
10.1
Uncommitted Credit Agreement, dated March 31, 2016, by and among Coöperatieve Rabobank U.A., New York Branch, Coöperatieve Rabobank U.A., New York Branch, Brown Brothers Harriman & CO., BNP Paribas, Natixis, New York Branch, Bank Hapoalim B.M., and A-Mark Precious Metals, Inc.

10.2	Security Agreement, dated March 31, 2016, between Coöperatieve Rabobank U.A., New York Branch, and A-Mark Precious Metals, Inc.
10.3	Form of Promissory Note.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2016

A-MARK PRECIOUS METALS, INC.

By: /s/ Carol Meltzer
Name: Carol Meltzer
Title: General Counsel and Secretary